SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2002

                          TEXTRON FINANCIAL CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State of Other Jurisdiction of Incorporation)

                                     0-27559
                            (Commission File Number)

                                   05-6008768
                      (IRS Employer Identification Number)

    40 Westminster Street, P.O. Box 6687, Providence, Rhode Island 02940-6687
           (Address of Principal Executive Offices) (Zip Code)

                                 (401) 621-4200
              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

As described in Textron Financial Corporation's (the "Corporation") recent third quarter Form 10-Q, the Corporation has made a strategic decision to realign certain business segments. As a result of this decision, the Corporation plans to liquidate or divest 18.8% of its managed and serviced finance receivables, having a value of approximately $1.77 billion (all amounts herein are as of September 30, 2002), so that it can focus on the financing of Textron related products and other core niche businesses. These finance receivables accounted for 40.4% ($83.3 million) of the Corporation's total nonperforming assets and 51.6% ($81.3 million) of the delinquency. The reduction should bring the portfolio of the Corporation to approximately $7.68 billion in total managed and serviced receivables from approximately $9.45 billion. Financial information related to these assets was included in the "Other" segment in the third quarter Form 10-Q. The Corporation expects the liquidation or divestiture of these assets will take place in the ordinary course of the Corporation's business over the next 18 to 24 months.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          TEXTRON FINANCIAL CORPORATION


Date:   December 20, 2002                By:    /s/ Thomas J. Cullen
      ---------------------                  -----------------------------------
                                             Name:  Thomas J. Cullen
                                             Title: Executive Vice President and
                                                    Chief Financial Officer